Exhibit 10.35

Loan Contract

(Contract No. (2013) HHL030)

(This Is a Summary Translation for Reference Only)

Lender:	Merchants Bank Holdings Co., Ltd., Hohhot Ruyi Branch ("Party A")
Responsible Person:	FENG Guiyong

Borrower:	Inner Mongolia Yongye Nongfeng Biotech Co., Ltd. ("Party B")

Legal Representative/Responsible Person:

To meet the need of its production operation, Party B applies to Party A for liquid capital loan. Upon review, Party A agrees to issue this loan. Therefore, pursuant to the provisions of the relevant law, Party A and Party B, after full consultation, has reached the agreement on the provisions set forth below and entered into this contract.

Article 1	Currency and Amount of the Loan

RMB One Hundred Fifty Million Yuan (¥150,000,000.00) even.

Article 2	Use of the Loan

This loan is liquid capital loan and can only be used as for purchasing raw material and paying for labor expenditures. It shall not be used for any other purpose without prior written consent from Party A.

Article 3	Term of the Loan

The term of the loan is 12 months, starting from November 13, 2013 to November 12, 2013. If the actual date of issuing the loan is inconsistent with the above starting date, the date of issuing the loan shall be based on the date specified on the loan note with the due date extended correspondingly; the specific dates are to be based on the dates on the loan note.

☒ During the term of the loan, Party A may release the loan in installments according to Party B’s actual use of the loan; the specific amount of each installments and the start/end dates are to be based on the records on the loan note (if this is applicable, check the ☐ with “X”).

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☐ During the term of the loan, Party A has the right to demand Party B to repay the loan in installments in the amount according to the following schedule (if this is applicable, check the ☐ with “X”).

Article 4	Preconditions for the Release of the Loan

The release of the loan hereunder (including each release, if in installments) is predicated on the following preconditions; Party A has the right to refuse the release of the loan if any of the following is not satisfied:

4.1           Party B has provided relevant material according to the requests of this contract;

4.2           Party B has provided assistance with Party A’s supervision and review according to the requests of this contract;

4.3           Party B has fulfilled its repayment obligations on time and in full regarding the loan already issued;

4.4           Party B has committed no acts of breach specified herein;

4.5           Party B has conducted no other activities in violations of other provisions herein.

The preconditions for the release of the loan are established to protect Party A’s rights and interests and Party A has the right to unilaterally lower the requirements of the preconditions for the release of the loan.

Article 5	Loan Interest Rate and Interest

5.1           Interest rate:

5.1.1           The interest on this loan is based on (choose one of the two below by “X”):

☒ Fixed rate          ☐ Adjustable rate

                5.1.2           If the loan is in RMB, the rate is that adjusted 15% upward/☐ downward from the applicable benchmark rate for 12-month loans in RMB published by People’s Bank of China on the pricing date.

               The pricing date refers to the date on which base interest rate is determined for the term or the adjustable cycle of the loan. If the interest rate for this loan fixed, the pricing date is the date on which the loan is actually issued; If the interest rate for this loan adjustable, the pricing date is the date is determined in accordance with 5.1.3 herein.

               5.1.3           If the interest rate on this loan is adjustable … [Not applicable]

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               5.1.4           If Party B fails to use the loan in accordance with the provisions herein, the interest on that portion of the loan which is not used for the purpose specified herein shall be the original interest rate plus an additional 100% thereof starting on the day when the purpose of use is changed.

If Party B fails to pay off the loan on time, there interest on the portion that is past due shall be the original interest rate plus an additional 50% thereof starting on the due date of that portion.

The original rater refers to the applicable rate prior to the due date (including early due date) (if the rate is adjustable, then the original rate is the applicable rate for the last adjustment cycle prior to the due date (including early due date)) of the loan.

If the loan is past due and at the same time is not used for the purpose specified herein, then the interest shall be charged at the higher of the two mentioned above.

               5.1.5           During the term of the loan, if People’s Bank of China adjusts the policy of the loan rate, it will be handled in accordance with the relevant policy of People’s Bank of China.

5.2           Interest calculation: the calculation of the interest on the loan is based on the actual amount of the loan and the number of the days the loan is used starting on the day when the loan is released into Party B’s account, and the interest is charged quarterly and the calculation date is the 20th of each month. The conversion method for daily rates will be implemented in accordance with the relevant policy of People’s Bank of China or with international customary practices.

5.3           Interest payment: Party B must pay the interest on each interest calculation date, and Party A may directly deduct interest payment from Party B’s deposit account. If Party B fails to pay interest on time, Party A has the right to charge compounded interest on the interest past due at the loan interest rate for the corresponding period.

Article 6	Guarantee

The loan principal and interest hereunder and the associated fees and charges are guaranteed by Inner Mongolia Yongye Nongfeng Biotech Co., Ltd. and WU Zishen as designated by Party B.

If the guarantors fail to execute guarantee documents hand complete guarantee procedures pursuant to relevant provisions, Party A has the right to refuse to release the loan to Party B.

Article 7	Party B’s Rights and Obligations

7.1           Party B has the following rights:

               7.1.1           Has the right to withdraw and use all the loan pursuant to the provisions herein;

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                7.1.2        Has the right to transfer the loan obligations to a third party upon obtaining Party A’s consent.

               7.2           Party B has the following obligations:

               7.2.1        Must truthfully provide documents and material requested by Party A and all bank accounts, account numbers and balances of loans and deposits, and assist Party A in its investigation, review and inspection;

               7.2.2        Must accept Party A’s supervision over Party B’s use of the loan and over its production operation and financial activities and promptly take reasonable measures at Party A’s recommendation or request;

               7.2.3        Must use the loan and/or other credit for purposes specified herein and comply with Party A’s requirements regarding loan payment management;

               7.2.4        Must pay off the loans principal balances and interests hereunder on time and in full;

               7.2.5        Must obtain Party A’s prior consent if Party B transfers the loan obligations hereunder to a third party;

               7.2.6        Must immediately notify Party A, upon the occurrence of the following, and actively assist Party A in making arrangements for protective measures ensuring the security and repayment of the loans principal and interest hereunder on time and in full and all the related fees:

               7.2.6.1     Major financial loss, asset loss and damage or other financial crisis;

               7.2.6.2     Providing loan or guarantee/assurance to a third party for that party’s interest or for preventing that party from any loss, or using assets (rights) owned as pledge (mortgage) guarantee;

               7.2.6.3     Deterioration of credit, or weakening of the profitability of its major business;

               7.2.6.4     Ceasing operation, revocation or cancellation of business permit, applying for or being forced into bankruptcy, dissolution or other similar circumstances;

               7.2.6.5     Major crisis in the operation or financial situation of its controlling shareholder and other affiliates, thus affecting its normal operation;

               7.2.6.6     Entering into major related party transactions with its controlling shareholder and other affiliates, thus affecting its normal operation;

               7.2.6.7     Involvement in any litigation, arbitration or criminal and administrative sanctions that have material adverse consequences to its operation or financial situation;

               7.2.6.8     Major personnel changes involving the borrower’s legal representative, directors or important management officers or restrictions on the personal freedom of such persons placed by the competent State authorities due to their actions in violation of the law or disciplines, thus potentially affecting the its normal operation;

               7.2.6.9     Other major events that can affect its ability to pay off debts.

7.2.7 Party B shall not be negligent in the management of and follow-up on its creditor’s claims for debts due or dispose of its current major assets without compensation or in other inappropriate manner.

7.2.8 Party B must obtain Party A’s prior written consent before engaging in any major transaction event such as merger and acquisition, spin-off, reorganization, capital combination (joint operation), asset (equity) transfer, equity share restructuring, overseas investment and any financing that substantial increases its debts;

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               7.2.9        At Party A’s request, Party B must … [Not applicable]

Article 8	Party A’s Rights and Obligations

               8.1           Party A has the following rights:

8.1.1        Has the right to demand Party B to repay on time and in full all the loan and interest hereunder;

               8.1.2        Has the right to demand Party B to provide all the relevant material in connection with the loan;

               8.1.3        Has the right to know Party B’s production operation and financial activities;

               8.1.4        Has the right to supervise Party B’s use of the loan in accordance with the provisions herein;

               8.1.5        Has the right to have oversight over Party B’s accounts with Party A and entrust other organizations outside Merchants Bank with the oversight of Party B’s accounts, and exercise control the release of the loan according to the purpose of the loan and within the scope of payment agreed upon by both parties;

               8.1.6        Has the right to directly deduct from Party B’s accounts necessary to pay off Party B’s debt and interest hereunder and other related fees;

               8.1.7        Has the right to transfer its claims against Party B and to notify Party B of such transfer in the manner that it deems to be appropriate, including but not limited to fax, postal mail, courier delivery, announcement in the public media, and has the right to pursue Party B for repayment;

               8.1.8        Has the right to refuse to release the loan to Party B before receiving “Interest Payment Commitment Letter” issued by the seller/buyer in loan business under which either the buyer issues credit and the seller pays interest or the sell issues credit and the buyer pays interest;

               8.1.9        Has the right to recall the loan in advance based on the situation of Party B’s capital return.

               8.2 Party A has the following obligations:

               8.2.1 Has the obligation to issue loan in accordance with the provisions herein;

               8.2.2 Has the obligation to keep confidential all information regarding on Party B’s assets, financial reports, operation and production situation, unless otherwise provided as required by law and statutes and by regulatory authorities.

Article 9	Party B Expressly Warrants the Following:

9.1           Party B is an entity with legal person status duly incorporated and in legally in existence in accordance with the Chinese law and has the complete capacity for civil conduct to execute and perform this agreement;

9.2           Party B has already obtained full authorization from its board of directors or other power organ for the execution and performance of this agreement, and this contract is legally and effectively binding to Party B starting from the date of its execution;

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9.3           The project for which the loan is requested and the application for the loan comply with the requirements of the law and statutes, and the loan proceeds will not be used for investment in fixed assets or stocks nor will be used for trading marketable securities, futures contracts and real estates; the loan proceeds will not be used in cross-lending for illegal profits; the loan proceeds will not be used in any area or for any purpose forbidden by the State; the loan proceeds will not be used will not be used for any purposes other than specified herein;

9.4           If the payment of the loan funds adopts the method of the borrower independent payment, Party B must periodically (at a minimum, quarterly) provide summary report on the situation of the payment of the loan funds to Party A, and Party A has the right to verify, by conducting account analysis, notes and certificates review and on-site investigation, if the payment of the loan funds is in compliance with the purpose specified herein;

The method of the borrower independent payment refers to that by which Party A releases the loan proceeds into Party B’s account and Party B independently pay the amount to Party B’s trading partner for purposes that comply with those specified in the contract;

9.5           Upon Party A’s approval, if Party B needs to use online banking to make payments, Party B has the obligation to accept the restrictive measures set by Party A, including a pre-established list of recipients, limit of each payment and limit of payment for any time period;

9.6           All the document, material, certificates provided by Party B about Party B, its guarantors, pledgor/mortgagor and the pledged/mortgaged items are authentic, accurate, complete and valid and contain no major error contrary to facts or no major omission of facts;

9.7           At the time of executing this contract, there is no litigation, arbitration or criminal or administrative sanction that may have material adverse consequences to Party B or Party B’s current major assets and there will not be such litigation, arbitration or criminal or administrative sanction during the course of performing this contract. If any of such events occurs, Party B will immediately notify Party A;

9.8           Party B will strictly comply with all the State laws and statutes in is operational activities, conduct its various businesses strictly within the scope of operation specified in its “Enterprise Legal Person Business Permit” and process annual registration inspection procedures on time;

9.9           Party B will maintain or improve its current operation management standards, ensure the stability or increase of its current assets, and will not waive its creditor’s claims for debts due or dispose of its current major assets without compensation or in other inappropriate manner;

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9.10         Party B must ensure that, during the term of the loan, its various financial indices will not be lower than listed below:_______

9.11         At the time of executing this agreement, there is no occurrence of other major events that can affect Party B’s fulfillment of its obligations hereunder.

Article 10	Withdrawal and Use of the Loan

10.1         The method for Party B to use the loan hereunder includes independent disbursement and entrusted disbursement.

10.1.1 Independent disbursement

Independent disbursement: after Party A releases the loan and deposits it into Party B’s account, Party B independently pay its trading partners in accordance with the purpose provided herein.

10.1.2         Entrustment disbursement: after Party A releases the loan and deposits it into Party B’s account, Party A pays Party’s B’s trading partners directly through Party B’s account based on Party B’s loan withdrawal application partners in accordance with the purpose provided herein.

10.2         At the time of withdrawing the loan, Party B must provide to Party A “Loan Withdrawal Application”, loan notes and other documents requested by Party A based on the different requirements of the independent payment method and entrustment payment method. Otherwise, Party A has the right to refuse Party B’s application.

10.3         If, after receiving and reviewing the documents mentioned above, Party A approves the release of the loan, the actual release date, term and amount of each withdrawal will continue to be recorded specifically on the loan notes.

With regard to the loan fund that adopts entrustment payment method, Party B authorizes Party A to make payment to Party B’s trading partner through Party B’s account on the loan release date (or the next business day thereafter).

Article 11	Advance Repayment

11.1         Party B may request advance repayment of the loan but such request must be approved by Party A;

11.2         If Party B repays the loan in advance, the interest will still be calculated in accordance with the provisions herein.

Article 12	Extension of the Loan

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If Party B is not able to repay the loan hereunder and needs to extend the term of the loan, Party B must submit to Party B written application one month prior to the due date of the loan; if Party A agrees to the extension upon review, Party A and Party B must execute separate extension agreement. If Party A does not agree, this contract shall still remain valid and effective. The loan already used by Party B and its corresponding interest must be paid off pursuant to the provisions herein.

Article 13	Fees and Expenses

If any certification is or any other service from a third party is required for this loan, the party that engages the third party for such service will be responsible for the relevant fees. If both parties engage the third party for such service, then each party is responsible for 50%.

Party B shall be responsible for the credit investigation , inspection and certification fees in connection with this agreement and, when Party B fails to repay the debts owed to Party A hereunder on time, for all the attorney fees, litigation expenses, traveling expenses, public announcement expenses, delivery expenses paid by Party A in order to realize its creditor’s claims; Party B authorizes Party A to deduct the amount of such fees and expenses directly from Party B’s accounts with Party A. If the amount deducted is insufficient, Party B promises to pay back in full upon receiving Party A’s notification with no need for Party A to provide any documents of proof.

Article 14	Special Loan Account

14.1         The release of the loan funds hereunder and the payment to an outside party must be done though the account listed below.

Specific information on the aforesaid account is as follows:

Account title:                Inner Mongolia Yongye Nongfeng Biotech Co., Ltd.

Account number:

Account Bank:             China Merchants Bank, Ruyi Branch

14.2         If the entrustment payment method is adopted, Party A has the right, when necessary, to set restrictions in the account mentioned above on online payment, telephone payment and other functions of payment and exchange not conducted over the counter.

Article 15	Oversight on Party B’s Capital Return Account

15.1         After this contract becomes effective and before Party B pays off all the financing hereunder, Party A and Party B agree to designate the following account as Party B’s capital return account.

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Account title:               Shenzhen Tongxin Circuitry Electronics Co., Ltd.

Account number:        755901669910802

Bank holding the account: Merchants Bank Holdings Co., Ltd., Shenzhen Dongmen Branch

15.2         The requirements of the oversight on this account are as follows:

Party A has the right to recall the loan in advance based on the situation of Party B’s capital return, i.e., when there is return of capital in this account, the amount of the loan equal to the amount of the capital return may be considered due in advance and Party A has the right to deduct directly from this account that amount as repayment of that portion of the loan;

15.3         If the entrustment payment method is adopted, Party A has the right, when necessary, to set restrictions in the account mentioned above on online payment, telephone payment and other functions of payment and exchange not conducted over the counter.

15.4         Party B must provide quarterly information on the inflow/outflow of funds in the account mentioned above and assist Party A with the exercise of oversight on the relevant account and the capital return.

Article 16	Acts of Breach and Handling of Acts of Breach

16.1         If Party B commits any of the following, it shall be considered an act of breach:

16.1.1         Providing false information to or withholding true material information from Party A in violation of the obligation provided in 7.2.1 herein and refusal to assist Party A with Party A’s investigation, inspection and review; Party B still fails to remedy the situation within a reasonable period of time specified by Party A when Party A demands such remedy;

16.1.2         Refusal to accept or evade Party A’s supervision over Party B’s use of the proceeds from the credit facility and over its production operation and financial activities in violation of the obligation provided in 7.2.2 herein;

16.1.3         Use of the loan for purposes other than those specified hereunder in violation of the obligation provided in 7.2.3 herein, or failure to comply with Party A’s requirements regarding funds payment management and report;

16.1.4         Failure to pay off on time and in full the loan and interest hereunder in accordance with the provisions herein in violation of the obligation provided in 7.2.4 herein;

16.1.5         Transfer of the debts hereunder unilaterally without authorization to a third party in violation of the obligation provided in 7.2.5 herein; negligence in the management of and follow-up on its creditor’s claims for debts due or disposition of its current major assets without compensation or in other inappropriate manner in violation of the obligation provided in 7.2.7 herein;

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16.1.6         Failure to notify Party A promptly upon the occurrence of situations specified in this provision in violation of the obligation provided in 7.2.6 herein, or to provide assistance when Party A, after obtaining knowledge of the occurrence of situations specified in this provision, demands Party B to increase the protective measures ensuring the repayment of the debts hereunder, or such measures provided are deemed by Party A to be adverse to the repayment of the principal and interests under this credit facility;

16.1.7         Failure to obtain Party A’s consent prior to the occurrence of such events in violation of the obligation provided in 7.2.8 herein;

16.1.8         Failure to remedy immediately the situations as requested by Party A that violate the provisions 9.1, 9.2 and 9.6 or provisions 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 9.10 and 9.11 herein;

16.1.9         Failure to withdraw or use the loan in accordance with Article 10 herein, or failure to use the funds in the capital return account as Party A requested in violation of the provisions in Article 15, or refusal to accept Party A’s oversight and failure to remedy the situation immediately as demanded by Party A;

16.1.10       Occurrence of major acts of breach under other legal and effective contracts entered into by Party B with Party B’s other creditors and such situation is not satisfactorily resolved within 3 months after the occurrence of such breach.

The major breach mentioned above refers to the breach by Party B that results in the amount claimed by Party B’s other creditors exceeding RMB __________.

16.1.11       Violation of other obligations hereunder, which, in Party A’s reasonable judgment, causes deterioration of Party B’s credit or other situation affecting the realization of Party A’s claims;

16.1.12       Occurrence of other situations that Party A deems to be harmful to Party A’s legitimate rights and interests.

16.2         Upon the occurrence of any of the following on the part of the guarantors, which in Party A opinion may affect the guarantors’ ability to provide guarantee, and failure by the guarantors and Party B to comply when Party A demands the guarantors to remove the resulting adverse impact or demands Party B to increase and replace the terms of the guarantee, it shall be considered an act of breach:

16.2.1         The occurrence of any of the situations similar to those specified in 7.2.6, 7.2.7 and 7.2.8 herein;

16.2.2         Withholding information on its actual ability to assume its responsibility for guarantee at the time of issuing the irrevocable guarantee documents or failure to obtain authorization from the competent power organ;

16.2.3         Failure to complete on time annual registration inspection procedures;

16.2.4         Negligence in the management of and follow-up on its creditor’s claims for debts due or disposition of its current major assets without compensation or in other inappropriate manner;

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16.3         Upon the occurrence of any of the following on the part of the mortgagor/pledgor, which in Party A opinion may cause the mortgage/pledge to become void or the mortgaged/pledged items to be insufficient; failure by the guarantors and Party B to comply when Party A demands the guarantors to remove the resulting adverse impact or demands Party B to increase and replace the terms of the guarantee:

16.3.1         No ownership or disposal right to the pledged/mortgaged items or there is dispute on the ownership thereof;

16.3.2         Withholding information when the pledged/mortgaged items are jointly owned, have already been leased, sealed, seized or have any preferred rights senior to the pledgee’s right;

16.3.3         Transfer, lease, re-mortgage or dispose of the mortgaged items in other inappropriate manner without obtaining prior written consent from Party A;

16.3.4         Failure by the mortgagor to maintain, take care of and repair the mortgaged items, causing significant damage or loss to the value thereof; or the mortgagor’s actions jeopardizing the mortgaged items, causing decrease of the value thereof; failure to insure the mortgaged items at Party A’s request during the term of the mortgage;

16.3.5         The mortgaged items are, or are likely to be, expropriated or demolished, or other events affecting the value of the mortgaged items or the mortgagee’s rights.

16.4         Upon the occurrence of any of the acts of breach mentioned in 16.1, 16.2 and 16.3 above, Party A has the right to take the following measures all at the same time or separately:

16.4.1         Change the terms of the entrustment payment method for loan funds and cancel the independent payment method used by Party B;

16.4.2         Suspend the release of the unused portion of the loan;

16.4.3         Recall in advance the loan principal and interest already released and the related fees;

16.4.4         Deduct directly from the deposit in Party B’s settlement account or other accounts and ask Merchants Bank’s other organizations to deduct from the deposits with them so as to pay off all the debts hereunder;

16.4.5         Pursue claims in accordance with Article 19 herein.

Article 17	Amendment and Dissolution of the Contract

This contract may be amended and dissolved after consultation between and entering into written agreement by the two parties. Before entering into written agreement, this contract shall remain effective. Neither party may amend, revise or dissolve this contract unilaterally without authorization.

Article 18	Others

18.1	Change of Circumstances and Force Majeure

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18.1.1         If there is any change of the applicable law or policy that causes Party A’s lending activity hereunder to be in violation of the law, Party A has the right to terminate this contract and declare all the loan already released due in advance, and Party B must immediately pay off such loan as requested by Party A.

18.1.2         If there is any change of the applicable law or policy requirements that adds additional cost for Party A to fulfill the lending obligation hereunder, Party B must compensate Party A for such additional cost as requested by Party A.

18.1.3         If, during the course of performing this contract, one party or both parties is/are impacted by Force Majeure, the impacted party shall bear no responsibility to compensate the other party for the resulting loss, but the impacted party shall have the obligation to notify the other party promptly and take all reasonable measure to prevent the spread of loss; otherwise the impacted party shall have the responsibility to compensate the other party for the additional loss.

18.2	Reservation of rights

During the effective period of this contract, any leniency and tolerance shown by Party A toward Party B’s acts of breach or delay, or Party A’s postponement of exercising the rights hereunder to which Party A is entitled shall not harm, affect or restrict all the interests and rights to which Party A is entitled as a creditor pursuant to this contract and to the provisions of the relevant law, shall not be considered acquiescence or approval of any breach of this contract, and shall not be considered Party A’s waiver of the right to take actions against any breach already committed or any future breach.

18.3	Partial Invalidity

If this contract, for whatever reason, becomes legally invalid, or some of the provisions become invalid, Party B shall still fulfill the responsibility to repay all the debts. Upon the occurrence of the situation mentioned above, Party A has the right to terminate this contract and can immediately pursue Party B for the repayment of all the loan principal and interest hereunder and other relevant amounts.

18.4	Notice

All the notices and requests between Party A and Party B in connection with this contract must be delivered in written format. If sent by courier, the signed receipt of the recipient constitutes proof of delivery (if the recipient refuses the delivery, the date of refusal will be considered effective delivery); if sent by postal mail, such notice will be considered effectively delivered 7 days after it is mailed; if sent by fax, the acknowledgement of the recipient’s fax system will be considered proof of delivery. If Party A notifies Party B of the transfer of the creditor’s claims or pursue Party B for repayment by means of making announcements in the public media, the announcement date will be the date of delivery.

Party A’s address:

Party B’s address:

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If Party A or Party B changes the contact address, it must notify the other party immediately; otherwise, it must bear sole responsibility for any potential loss.

18.5         The loan notes hereunder and any written supplemental agreement entered into by the two parties after consultation regarding any matters not covered herein or any revised matters shall all be attachments hereto and constitute the inseparable part of this contract.

18.6	_____

18.7	_____

18.8	_____

Article 19	Applicable Law and Resolution of Dispute

19.1         The execution and interpretation of this contract and the resolution of any dispute in connection herewith shall all be governed by the law of the People’s Republic of China and the rights and interests of both Party A and Party B are protected by the law of the People’s Republic of China.

19.2         Any dispute arising from the course of performing this contract must be settled through consultation between the two parties; if such consultation fails, either side may submit the dispute to legal proceedings at the people’s court where Party A is located.

19.3         If Party A and Party B complete the certification procedures for enforcement power, Party A may appeal directly to the people’s court that has jurisdiction for enforcement in order to claim the debts due owed by Party B hereunder.

Article 20	Effectuation of This Agreement

This contract will become effective after it is signed and imprinted with the business seals or special contract seals by the respective legal representatives/major responsible persons or the authorized agents of Party A and Party B; its legal effect shall automatically become void after the repayment in full of all the debts hereunder and other related fees.

Article 21	Others

This agreement has three counterparts, with one copy each to Party A and Party B, and one to certification agency, and all of them have the same legal effect.

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Party A:	/seal/ China Merchants Bank Holdings Co., Ltd., Hohhot Ruyi Branch
Responsible Person:	/s/ [signature not legible]

Party B:	/seal/ Inner Mongolia Yongye Nongfeng Biotech Co., Ltd.
Legal Representative:	/s/ SUN Xiaofeng

Date:	November 11, 2013

Attachment: Promise Letter

[Not translated]

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